EXHIBIT 99.1

WESTERN MIDSTREAM ANNOUNCES
RECORD THIRD-QUARTER 2025 RESULTS
•Reported third-quarter 2025 Net income attributable to limited partners of $331.7 million, generating record third-quarter Adjusted EBITDA(1) of $633.8 million.
•Reported third-quarter 2025 Cash flows provided by operating activities of $570.2 million, generating third-quarter Free Cash Flow(1) of $397.4 million.
•Announced a third-quarter distribution of $0.910 per unit, which is consistent with the prior quarter’s distribution, or $3.64 per unit on an annualized basis.
•On October 15, 2025, closed the previously announced acquisition of Aris Water Solutions, Inc. (“Aris”) establishing WES as one of the largest three-stream midstream providers in the Delaware Basin.
•Anticipates being towards the high end of the 2025 Adjusted EBITDA(2) and total capital expenditures guidance ranges of $2,350 million to $2,550 million and $625 million to $775 million, respectively.
•Anticipates being above the high end of the 2025 Free Cash Flow(2) guidance range of $1,275 million to $1,475 million.
HOUSTON—(PR NEWSWIRE)—November 4, 2025 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced third-quarter financial and operating results. Net income (loss) attributable to limited partners for the third quarter of 2025 totaled $331.7 million, or $0.87 per common unit (diluted), with third-quarter 2025 Adjusted EBITDA(1) totaling $633.8 million. Third-quarter 2025 Cash flows provided by operating activities totaled $570.2 million, and third-quarter 2025 Free Cash Flow(1) totaled $397.4 million. Third-quarter 2025 capital expenditures(3) totaled $156.7 million.
RECENT HIGHLIGHTS
•Achieved record Adjusted EBITDA for the second consecutive quarter due to lower operating costs and the Partnership’s continued focus on cost optimization and prudent resource management.

•Gathered record natural-gas throughput of 5.5 Bcf/d, for the third quarter, representing a 2-percent sequential-quarter increase.
•Achieved record operational performance with system operability increasing nearly 100 basis points year-over-year to 99.6-percent in the third quarter, enabling increased throughput and profitability across our expansive asset base.
•In conjunction with the closing of the Aris acquisition, issued approximately 26.6 million common units, paid $415.0 million in cash before transaction costs, and assumed approximately $500.0 million of debt.
•Subsequent to quarter end, executed an agreement for incremental disposal capacity to support the Pathfinder pipeline project in the Delaware Basin, enabling WES to optimize the pipeline route and enhance overall project returns.
On November 14, 2025, WES will pay its third-quarter 2025 per-unit distribution of $0.910, or $3.64 on an annualized basis, which is in line with the prior quarter’s distribution. Third-quarter 2025 Free Cash Flow(1) after distributions totaled $42.2 million.
Third-quarter 2025 natural-gas throughput(4) averaged 5.4 Bcf/d, representing a 2-percent sequential-quarter increase. Third-quarter 2025 crude-oil and NGLs throughput(4) averaged 510 MBbls/d, representing a 4-percent sequential-quarter decrease. Third-quarter 2025 produced-water throughput(4) averaged 1,217 MBbls/d, remaining flat quarter-over-quarter.
“I am pleased to report another strong operational and financial quarter for WES as we generated our second consecutive quarter of record Adjusted EBITDA,” commented Oscar Brown, President and Chief Executive Officer. “Lower operational costs, inclusive of efficiency improvements and cost management efforts, drove a sequential-quarter increase in Adjusted EBITDA, even though volumes remained relatively in line with the second-quarter. These efficiency efforts have also enhanced productivity and cost competitiveness, positioning our partnership well as we advance Aris integration activities and continue to execute our near-term growth plans.”
“The successful closing of the Aris acquisition marks a major milestone for WES, and we are well on our way to capturing the $40.0 million of targeted cost synergies. As produced-water management becomes more critical to the development of the Delaware Basin, WES has established a clear leadership position in full-service, integrated produced-water management, which will be a key differentiator and catalyst for future growth of the partnership. Additionally, subsequent to quarter end, we signed an agreement to expand access to strategic pore space along the Pathfinder pipeline route that enables us to optimize the pipeline’s route, both of which should result in improved returns for the project.”
“The Aris acquisition coupled with numerous organic projects, including Pathfinder and North Loving II, provide a strong growth platform for 2026 and beyond while further positioning WES to capture incremental synergies. Taken together, our actions year-to-date have put WES on track to be towards the high end of our 2025 Adjusted EBITDA guidance range for the year. As we exit 2025 on solid financial footing and begin to plan for 2026 in more detail, we remain focused on successfully integrating Aris, capturing targeted cost synergies, and executing on our numerous growth initiatives, which will drive future profitability and create incremental value for WES unitholders,” Mr. Brown concluded.
CONFERENCE CALL TOMORROW AT 8:00 A.M. CT
WES will host a conference call on Wednesday, November 5, 2025, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss its third-quarter results. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A small number of phone lines are available for analysts; individuals should dial 800-836-8184 (Domestic) or 646-357-8785 (International) ten to fifteen minutes before the scheduled conference call time. A replay of the live audio webcast can be accessed on the Partnership’s website at www.westernmidstream.com for one year after the call.
For additional details on WES’s financial and operational performance, please refer to the earnings slides and updated investor presentation available at www.westernmidstream.com.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a master limited partnership formed to develop, acquire, own, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, and Wyoming, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering, transporting, recycling, treating, and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells residue, natural-gas liquids, and condensate on behalf of itself and its customers under certain gas processing contracts. A substantial majority of WES’s cash flows are protected from direct exposure to commodity price volatility through fee-based contracts.
For more information about WES, please visit www.westernmidstream.com.
______________________________________________________________
(1)Please see the definitions of the Partnership’s non-GAAP measures at the end of this release and reconciliation of GAAP to non-GAAP measures.
(2)This release contains certain forward-looking non-GAAP measures such as the Adjusted EBITDA range and Free Cash Flow range for year ending December 31, 2025. A reconciliation of the Adjusted EBITDA range to net cash provided by operating activities and net income (loss), and a reconciliation of the Free Cash Flow range to net cash provided by operating activities, is not provided because the items necessary to estimate such amounts are not reasonably estimable at this time. These items, net of tax, may include, but are not limited to, impairments of assets and other charges, divestiture costs, acquisition costs, or changes in accounting principles. All of these items could significantly impact such financial measures. At this time, WES is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, WES is not able to provide a corresponding forward-looking GAAP equivalent for the Adjusted EBITDA or Free Cash Flow ranges.
(3)Accrual-based, includes equity investments, excludes capitalized interest, and excludes capital expenditures associated with the 25% third-party interest in Chipeta.
(4)Represents total throughput attributable to WES, which excludes (i) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary and (ii) for natural-gas throughput, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
# # #
Source: Western Midstream Partners, LP

WESTERN MIDSTREAM CONTACTS

Daniel Jenkins
Director, Investor Relations
Investors@westernmidstream.com
866.512.3523

Rhianna Disch
Manager, Investor Relations
Investors@westernmidstream.com
866.512.3523

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
thousands except per-unit amounts	2025	2024	2025	2024
Revenues and other
Service revenues – fee based	$868,253	$814,319	$2,542,869	$2,389,366
Service revenues – product based	33,919	49,115	143,613	177,321
Product sales	50,129	19,673	124,878	109,076
Other	183	255	562	957
Total revenues and other	952,484	883,362	2,811,922	2,676,720
Equity income, net – related parties	16,847	23,977	64,410	84,227
Operating expenses
Cost of product	51,187	32,847	135,360	132,936
Operation and maintenance	212,385	231,066	663,528	649,324
General and administrative	64,119	64,726	197,051	195,498
Property and other taxes	15,725	12,635	51,356	43,984
Depreciation and amortization	170,323	166,015	512,896	487,438
Long-lived asset and other impairments	11,562	4,651	12,251	6,204
Total operating expenses	525,301	511,940	1,572,442	1,515,384
Gain (loss) on divestiture and other, net	(2,470)	467	(8,048)	299,426
Operating income (loss)	441,560	395,866	1,295,842	1,544,989
Interest expense	(92,353)	(94,149)	(284,816)	(279,177)
Gain (loss) on early extinguishment of debt	—	—	—	5,403
Other income (expense), net	1,754	9,565	12,923	16,124
Income (loss) before income taxes	350,961	311,282	1,023,949	1,287,339
Income tax expense (benefit)	2,089	15,390	7,763	17,667
Net income (loss)	348,872	295,892	1,016,186	1,269,672
Net income (loss) attributable to noncontrolling interests	9,257	7,412	25,884	29,714
Net income (loss) attributable to Western Midstream Partners, LP	$339,615	$288,480	$990,302	$1,239,958
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$339,615	$288,480	$990,302	$1,239,958
General partner interest in net (income) loss	(7,885)	(6,708)	(22,985)	(28,845)
Limited partners’ interest in net income (loss)	$331,730	$281,772	$967,317	$1,211,113
Net income (loss) per common unit – basic	$0.87	$0.74	$2.54	$3.18
Net income (loss) per common unit – diluted	$0.87	$0.74	$2.53	$3.17
Weighted-average common units outstanding – basic	381,330	380,513	381,216	380,343
Weighted-average common units outstanding – diluted	382,788	382,620	382,630	382,189

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	September 30, 2025	December 31, 2024
Total current assets	$917,051	$1,847,190
Net property, plant, and equipment	9,726,347	9,714,609
Other assets	1,481,954	1,582,986
Total assets	$12,125,352	$13,144,785
Total current liabilities	$640,472	$1,691,694
Long-term debt	6,924,291	6,926,647
Asset retirement obligations	389,829	370,195
Other liabilities	842,124	781,079
Total liabilities	8,796,716	9,769,615
Equity and partners’ capital
Common units (381,333,269 and 380,556,643 units issued and outstanding at September 30, 2025, and December 31, 2024, respectively)	3,172,802	3,224,802
General partner units (9,060,641 units issued and outstanding at September 30, 2025, and December 31, 2024)	9,370	10,803
Noncontrolling interests	146,464	139,565
Total liabilities, equity, and partners’ capital	$12,125,352	$13,144,785

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
thousands	2025	2024
Cash flows from operating activities
Net income (loss)	$1,016,186	$1,269,672
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	512,896	487,438
Long-lived asset and other impairments	12,251	6,204
(Gain) loss on divestiture and other, net	8,048	(299,426)
(Gain) loss on early extinguishment of debt	—	(5,403)
Change in other items, net	115,599	123,929
Net cash provided by operating activities	$1,664,980	$1,582,414
Cash flows from investing activities
Capital expenditures	$(505,783)	$(595,087)
Acquisitions from third parties	—	(443)
Distributions from equity investments in excess of cumulative earnings – related parties	26,000	27,560
Proceeds from the sale of assets to third parties	162	792,241
(Increase) decrease in materials and supplies inventory and other	3,329	(33,118)
Net cash (used in) provided by investing activities	$(476,292)	$191,153
Cash flows from financing activities
Borrowings, net of debt issuance costs	$(1,171)	$789,193
Repayments of debt	(1,000,589)	(143,852)
Commercial paper borrowings (repayments), net	—	(610,312)
Increase (decrease) in outstanding checks	(3,114)	(2,282)
Distributions to Partnership unitholders	(1,051,503)	(905,155)
Distributions to Chipeta noncontrolling interest owner	—	(2,228)
Distributions to noncontrolling interest owner of WES Operating	(21,485)	(18,502)
Other	(24,002)	(28,479)
Net cash used in financing activities	$(2,101,864)	$(921,617)
Net increase (decrease) in cash and cash equivalents	$(913,176)	$851,950
Cash and cash equivalents at beginning of period	1,090,464	272,787
Cash and cash equivalents at end of period	$177,288	$1,124,737

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

WES defines Adjusted Gross Margin attributable to Western Midstream Partners, LP (“Adjusted Gross Margin”) as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product.
WES defines Adjusted EBITDA attributable to Western Midstream Partners, LP (“Adjusted EBITDA”) as net income (loss), plus (i) distributions from equity investments, (ii) non-cash equity-based compensation expense, (iii) interest expense, (iv) income tax expense, (v) depreciation and amortization, (vi) impairments, and (vii) other expense (including lower of cost or market inventory adjustments recorded in cost of product), less (i) gain (loss) on divestiture and other, net, (ii) gain (loss) on early extinguishment of debt, (iii) income from equity investments, (iv) income tax benefit, (v) other income, (vi) other items impacting comparability with WES’s core operating performance, and (vii) the noncontrolling interest owners’ proportionate share of revenues and expenses.
WES defines Free Cash Flow as net cash provided by operating activities less total capital expenditures and contributions to equity investments, plus distributions from equity investments in excess of cumulative earnings.
Below are reconciliations of (i) gross margin (GAAP) to Adjusted Gross Margin (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA (non-GAAP), and (iii) net cash provided by operating activities (GAAP) to Free Cash Flow (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that Adjusted Gross Margin, Adjusted EBITDA, and Free Cash Flow are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing WES’s ability to incur and service debt, fund capital expenditures, and make distributions. Adjusted Gross Margin, Adjusted EBITDA, and Free Cash Flow as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Adjusted Gross Margin, Adjusted EBITDA, and Free Cash Flow should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as gross margin or cash flows provided by operating activities.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted Gross Margin

	Three Months Ended
thousands	September 30, 2025	June 30, 2025
Reconciliation of Gross margin to Adjusted Gross Margin
Total revenues and other	$952,484	$942,322
Less:
Cost of product	51,187	42,681
Depreciation and amortization	170,323	172,113
Gross margin	730,974	727,528
Add:
Distributions from equity investments	29,751	31,122
Depreciation and amortization	170,323	172,113
Less:
Reimbursed electricity-related charges recorded as revenues	34,803	30,256
Adjusted Gross Margin attributable to noncontrolling interests (1)	21,342	21,439
Adjusted Gross Margin	$874,903	$879,068

Gross margin
Gross margin for natural-gas assets (2)	$540,393	$539,462
Gross margin for crude-oil and NGLs assets (2)	107,877	106,839
Gross margin for produced-water assets (2)	90,837	89,341
Adjusted Gross Margin
Adjusted Gross Margin for natural-gas assets	$623,691	$629,093
Adjusted Gross Margin for crude-oil and NGLs assets	145,463	146,128
Adjusted Gross Margin for produced-water assets	105,749	103,847
(1)Includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary, which collectively represent WES’s noncontrolling interests.
(2)Excludes corporate-level depreciation and amortization.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA

	Three Months Ended
thousands	September 30, 2025	June 30, 2025
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$348,872	$350,762
Add:
Distributions from equity investments	29,751	31,122
Non-cash equity-based compensation expense	10,456	10,713
Interest expense	92,353	95,170
Income tax expense	2,089	2,239
Depreciation and amortization	170,323	172,113
Long-lived asset and other impairments	11,562	686
Other expense	53	43
Less:
Gain (loss) on divestiture and other, net	(2,470)	(911)
Equity income, net – related parties	16,847	27,128
Other income	1,754	3,692
Adjusted EBITDA attributable to noncontrolling interests (1)	15,576	15,063
Adjusted EBITDA	$633,752	$617,876
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$570,210	$563,977
Interest (income) expense, net	92,353	95,170
Accretion and amortization of long-term obligations, net	(1,896)	(2,032)
Current income tax expense (benefit)	1,865	1,940
Other (income) expense, net	(1,754)	(3,692)
Distributions from equity investments in excess of cumulative earnings – related parties	11,953	3,040
Changes in assets and liabilities:
Accounts receivable, net	(21,956)	31,425
Accounts and imbalance payables and accrued liabilities, net	40,837	(31,039)
Other items, net	(42,284)	(25,850)
Adjusted EBITDA attributable to noncontrolling interests (1)	(15,576)	(15,063)
Adjusted EBITDA	$633,752	$617,876
Cash flow information
Net cash provided by operating activities	$570,210	$563,977
Net cash (used in) provided by investing activities	(161,528)	(173,974)
Net cash used in financing activities	(361,126)	(708,718)
(1)Includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Free Cash Flow

	Three Months Ended
thousands	September 30, 2025	June 30, 2025
Reconciliation of Net cash provided by operating activities to Free Cash Flow
Net cash provided by operating activities	$570,210	$563,977
Less:
Capital expenditures	184,758	178,623
Add:
Distributions from equity investments in excess of cumulative earnings – related parties	11,953	3,040
Free Cash Flow	$397,405	$388,394
Cash flow information
Net cash provided by operating activities	$570,210	$563,977
Net cash (used in) provided by investing activities	(161,528)	(173,974)
Net cash used in financing activities	(361,126)	(708,718)

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025	Inc/ (Dec)
Throughput for natural-gas assets (MMcf/d)
Gathering, treating, and transportation	394	354	11%
Processing	4,602	4,504	2%
Equity investments (1)	553	575	(4)%
Total throughput	5,549	5,433	2%
Throughput attributable to noncontrolling interests (2)	191	182	5%
Total throughput attributable to WES for natural-gas assets	5,358	5,251	2%
Throughput for crude-oil and NGLs assets (MBbls/d)
Gathering, treating, and transportation	418	431	(3)%
Equity investments (1)	102	112	(9)%
Total throughput	520	543	(4)%
Throughput attributable to noncontrolling interests (2)	10	11	(9)%
Total throughput attributable to WES for crude-oil and NGLs assets	510	532	(4)%
Throughput for produced-water assets (MBbls/d)
Gathering and disposal	1,242	1,242	—%
Throughput attributable to noncontrolling interests (2)	25	25	—%
Total throughput attributable to WES for produced-water assets	1,217	1,217	—%
Per-Mcf Gross margin for natural-gas assets (3)	$1.06	$1.09	(3)%
Per-Bbl Gross margin for crude-oil and NGLs assets (3)	2.25	2.16	4%
Per-Bbl Gross margin for produced-water assets (3)	0.80	0.79	1%

Per-Mcf Adjusted Gross Margin for natural-gas assets (4)	$1.27	$1.32	(4)%
Per-Bbl Adjusted Gross Margin for crude-oil and NGLs assets (4)	3.10	3.02	3%
Per-Bbl Adjusted Gross Margin for produced-water assets (4)	0.94	0.94	—%
(1)Represents our share of average throughput for investments accounted for under the equity method of accounting.
(2)Includes (i) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary and (ii) for natural-gas assets, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
(3)Average for period. Calculated as Gross margin for natural-gas assets, crude-oil and NGLs assets, or produced-water assets, divided by the respective total throughput (MMcf or MBbls) for natural-gas assets, crude-oil and NGLs assets, or produced-water assets.
(4)Average for period. Calculated as Adjusted Gross Margin for natural-gas assets, crude-oil and NGLs assets, or produced-water assets, divided by the respective total throughput (MMcf or MBbls) attributable to WES for natural-gas assets, crude-oil and NGLs assets, or produced-water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025	Inc/ (Dec)
Throughput for natural-gas assets (MMcf/d)
Operated
Delaware Basin	2,113	2,104	—%
DJ Basin	1,497	1,447	3%
Powder River Basin	424	479	(11)%
Other	962	828	16%
Total operated throughput for natural-gas assets	4,996	4,858	3%
Non-operated
Equity investments	553	575	(4)%
Total non-operated throughput for natural-gas assets	553	575	(4)%
Total throughput for natural-gas assets	5,549	5,433	2%
Throughput for crude-oil and NGLs assets (MBbls/d)
Operated
Delaware Basin	245	269	(9)%
DJ Basin	105	96	9%
Powder River Basin	27	28	(4)%
Other	41	38	8%
Total operated throughput for crude-oil and NGLs assets	418	431	(3)%
Non-operated
Equity investments	102	112	(9)%
Total non-operated throughput for crude-oil and NGLs assets	102	112	(9)%
Total throughput for crude-oil and NGLs assets	520	543	(4)%
Throughput for produced-water assets (MBbls/d)
Operated
Delaware Basin	1,242	1,242	—%
Total operated throughput for produced-water assets	1,242	1,242	—%